UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

MERRILL LYNCH DEPOSITOR, INC.

(Exact name of registrant as specified in its charter)

Delaware	13-3891329

(State of incorporation or organization)	(I.R.S. Employer Identification No.)

World Financial Center, New York, New York	10281

(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

PPLUS Class A 7.1% Callable Trust Certificates Series EQ-1 (the “Certificates”)	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.☐

Securities Act registration file number to which this form relates:

333-132386-01

Securities to be registered pursuant to Section 12(g) of the Act:

None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant’s Securities to be Registered.

The description of the Certificates to be registered hereunder is set forth under the captions entitled: “Description of the Trust Certificates;” “Description of the Underlying Securities;” and “United States Federal Income Tax Consequences” in the registrant’s prospectus supplement dated June 5, 2007 (the “Prospectus Supplement”), and “Description of the Certificates” in the registrant’s prospectus dated May 29, 2007 (the “Prospectus”), which descriptions are incorporated herein by reference. The registrant filed the Prospectus Supplement with the Securities and Exchange Commission (the “SEC”) on June 7, 2007 pursuant to Rule 424(b)(5) under the Securities Act of 1933, as amended.

Item 2.	Exhibits

1.

Amended and Restated Certificate of Incorporation of the registrant is set forth as Exhibit 3.1 to the registrant’s Registration Statement on Form S-3 (Registration No. 333-132386, dated March 13, 2006) (the “Registration Statement”) and is incorporated herein by reference.

2.	By-laws of the registrant are set forth as Exhibit 3.2 to the Registration Statement and are incorporated herein by reference.

3.	Standard Terms for Trust Agreements dated May 29, 2007 (the “Standard Terms”).

4.	Form of PPLUS Trust Series EQ-1 Supplement (the “Series Supplement”) to the Standard Terms.

5.	Form of the Certificate.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

MERRILL LYNCH DEPOSITOR, INC.

Date: June 13, 2007	By:	/s/ Michael R. Vasseghi

		Name:	Michael R. Vasseghi
		Title:	President